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                                                                    EXHIBIT 23.2

                     CONSENT OF PRICEWATERHOUSECOOPERS LLP,
                            INDEPENDENT ACCOUNTANTS

     We hereby consent to the use in the prospectus constituting part of this Registration Statement of our report dated October 23, 1998 relating to the financial statements of hi/fn, inc., which appears in such prospectus. We also consent to the reference to us under the heading "Experts" in such prospectus.

PRICEWATERHOUSECOOPERS, LLP

San Jose, California
February 17, 1999